UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

SCHEDULE 14A

(Rule 14a-101)

______________________

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PennyMac Mortgage Investment Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

6101 Condor Drive

Moorpark, California 93021

April 5, 2013

Dear Shareholder:

I would like to cordially invite you to attend the 2013 Annual Meeting of Shareholders (the “Meeting”) of PennyMac Mortgage Investment Trust to be held on Wednesday, May 15, 2013, at 10:15 a.m. Pacific time. The Meeting will be held at our principal executive offices, located at 6101 Condor Drive, Moorpark, CA 93021.

The Notice of 2013 Annual Meeting of Shareholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Meeting. We will transact no other business at the Meeting, except for business properly brought before the Meeting or any adjournment thereof by our Board of Trustees. Only our common shareholders of record at the close of business on April 2, 2013, the record date, are entitled to vote at the Meeting.

Your vote is very important. Please carefully read the Notice of 2013 Annual Meeting of Shareholders and Proxy Statement so that you will know the matters on which we plan to vote at the Meeting, and then sign, date and return the proxy card as soon as possible to make sure that your shares are represented at the Meeting. You may also cast your vote in person at the Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

ANNUAL MEETING ADMISSION: In order to attend the Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common shares as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card will serve as your admission ticket.

On behalf of our Board of Trustees, I thank you for your participation. We look forward to seeing you on May 15th.

Sincerely,

STANFORD L. KURLAND

Chairman of the Board

6101 Condor Drive

Moorpark, CA 93021

Notice of 2013 Annual Meeting of Shareholders

Time and Date:	10:15 a.m. Pacific time on Wednesday, May 15, 2013

Place:	PennyMac Mortgage Investment Trust
6101 Condor Drive
Moorpark, CA 93021

Items of Business:	●	To elect the three (3) Class I Trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2016 annual meeting of shareholders;
	●	To ratify the appointment of our independent registered public accounting firm for 2013;
	●	To approve, by non-binding vote, our executive compensation; and
	●	To transact such other business as may properly come before the annual meeting and any adjournment thereof.

Record Date and Meeting Admission:	You are entitled to attend the annual meeting only if you owned our common shares at the close of business on April 2, 2013, the record date.

Proxy Voting:	Whether or not you plan on attending the annual meeting, we encourage you to vote as soon as possible.
Please sign, date and return the proxy card as soon as possible to make sure that your shares are represented at the annual meeting. You may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

Recommendations:	Our Board of Trustees recommends that you vote “FOR” the election of each of the nominees as Trustee, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013, and “FOR” the approval, by non-binding vote, of our executive compensation.

Mailing Date:	The Notice of Internet Availability of Proxy Materials is being mailed to you on or about April 5, 2013, and this Notice of 2013 Annual Meeting of Shareholders, the Proxy Statement, the 2012 Annual Report to Security Holders, and the proxy card or voting instruction form are accessible to you online at www.PennyMac-REIT.com. Hard copies of the proxy materials will be mailed to you upon your request.

By Order of the Board of Trustees,

JEFFREY P. GROGIN

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2013:

The Notice of 2013 Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K are available in the Investor Relations section of our website, www.PennyMac-REIT.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
OUR TRUSTEES	5
Trustees	5
Class I Trustees	5
Class II Trustees	5
Class III Trustees	6
CORPORATE GOVERNANCE, TRUSTEE INDEPENDENCE, BOARD MEETINGS AND COMMITTEES	7
Corporate Governance	7
Independence of Our Trustees	7
Board Leadership Structure and Independent Lead Trustee	7
Risk Oversight	7
Board Committees and Charters	8
Communications with our Board of Trustees	10
Attendance by Members of our Board at the 2012 Annual Meeting of Shareholders	10
Board and Committee Meetings	10
Meetings of Non-Management Trustees	10
OUR EXECUTIVE OFFICERS	11
SECURITY OWNERSHIP OF MANAGEMENT	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	13
COMPENSATION OF TRUSTEES	14
Trustee Summary Compensation Table	14
EXECUTIVE COMPENSATION	15
Compensation Discussion and Analysis	15
Compensation Committee Report	16
2012 Summary Compensation Table	17
2012 Grants of Plan-Based Awards	17
2012 Outstanding Equity Awards at Fiscal Year-End	18
2012 Options Exercised and Stock Vested	18
2012 Pension Benefits	19
2012 Nonqualified Deferred Compensation	19
Potential Payments upon Termination of Employment	19
Compensation Committee Interlocks and Insider Participation	19
Compensation Risks	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
Management Agreement	20
Servicing Agreement	21
Mortgage Banking and Warehouse Services Agreement	21
MSR Recapture Agreement	22
Reimbursement Agreement	22
Approval of Related Party Transactions	23
REPORT OF THE AUDIT COMMITTEE	24
PROPOSAL I — ELECTION OF TRUSTEES	25
PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
Relationship with Independent Registered Public Accounting Firm	26
Fees to Registered Public Accounting Firm for 2012 and 2011	26
Pre-approval Policies and Procedures	26
PROPOSAL III — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	27
Supporting Statement	27
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
WHERE YOU CAN FIND MORE INFORMATION	28
OTHER MATTERS	28

i

PENNYMAC MORTGAGE INVESTMENT TRUST

6101 CONDOR DRIVE

MOORPARK, CALIFORNIA 93021

2013 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

PennyMac Mortgage Investment Trust (“we,” “our,” “us” or the “Company”) is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2013 Annual Meeting of Shareholders (the “Meeting”). We will hold the Meeting at our principal executive offices, located at 6101 Condor Drive, Moorpark, California 93021, on Wednesday, May 15, 2013 at 10:15 a.m. Pacific time, and any postponements or adjournments thereof. We are delivering this Proxy Statement and the proxy card to our shareholders commencing on or about April 5, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

You will be entitled to vote on the following proposals at the Meeting:

•	The election of three (3) Trustees, Matthew Botein, Scott W. Carnahan and Frank P. Willey, each for a term expiring at the 2016 annual meeting of shareholders;

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013; and

•	The approval, by non-binding vote, of our executive compensation.

How does our Board of Trustees recommend that I vote on these proposals?

Our Board of Trustees (the “Board”) recommends you vote “FOR” the election of each of the nominees as Trustees, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013, and “FOR” the approval, by non-binding vote, of our executive compensation.

Who can attend the Meeting?

If you were the record owner of our common shares as of the close of business on the record date, you are entitled to attend the Meeting, although seating is limited. Our Board has set April 2, 2013 as the record date for the Meeting. If you plan to attend, please check the box on your proxy card and return it as directed on the proxy card.

If you hold your common shares through a broker and you would like to attend, please either (1) write us at Investor Relation s, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, California 93021, (2) email us at investorrelations@pnmac.com, or (3) bring to the Meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the Meeting. Anyone who refuses to comply with these requirements will not be admitted.

1

Who is entitled to vote at the Meeting?

If you were the record owner of our common shares as of the close of business on the record date, you are entitled to vote at the Meeting. Each shareholder of record on the record date is entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the record date, 58,990,225 common shares were issued and outstanding. If you were the record owner of our common shares at the close of business on the record date, you may vote at the Meeting. You are entitled to one vote on each proposal for each common share you held on the record date.

How many shares must be present to hold the Meeting?

The presence of a majority of the shares entitled to vote constitutes a quorum, which is required in order to hold the Meeting and conduct business. Since there were 58,990,225 eligible votes as of the record date, we will need at least 29,495,113 votes present in person or by proxy at the Meeting for a quorum to exist. If a quorum is not present at the Meeting, we expect that the Meeting will be adjourned to solicit additional proxies.

What shareholder approvals are required to approve the proposals?

Trustees will be elected by a plurality of the votes cast by the holders of the common shares voting in pe rson or by proxy at the Meeting. Ratification of the appointment of our independent registered public accounting firm and approval, by non -binding vote, of our executive compensation will require the affirmative vote of a majority of the votes cast by the holders of the common shares voting in person or by proxy at the Meeting.

How will voting on any other business be conducted?

Other than the three proposals described in this Proxy Statement, we know of no other business to be considered at the Meeting. If any other matters are properly presented at the Meeting, your signed proxy card authorizes Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a shareholder of record?

If you are a shareholder of record, you may vote by using one of the following methods:

•	by mail,

•	online at www.PennyMac-REIT.com, or

•	in person at the Meeting, as instructed on the proxy card.

If you vote prior to the Meeting, it will assure that your vote is counted. Whether you vote by mail, online or in person at the Meeting, the proxies identified on the back of the proxy card will vote the shares as to which you are the shareholder of record in accordance with your instructions. If the proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those share s. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

How do I vote my shares in person at the Meeting?

If you are a shareholder of record, to vote your shares at the Meeting you should bring the proxy card and proof of identification. If you own your shares in “street name,” to vote your shares at the Meeting you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

Even if you plan to attend the Meeting, we encourage you to vote in advance of the Meeting, so your vote will be counted if you later decide not to attend the Meeting.

2

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares as follows:

•	FOR the election of three Class I Trustees, Matthew Botein, Scott W. Carnahan and Frank P. Willey, each for a term expiring at the 2016 annual meeting of shareholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013; and

•	FOR the approval, by non-binding vote, of our executive compensation.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Meeting by (1) delivering a written notice of revocation to the attention of our Secretary at 6101 Condor Drive, Moorpark, California 93021, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Meeting unless you obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013 and the proposal to approve, by non-binding vote, our executive compensation. An abstention is the voluntary act of not voting by a shareholder who is present at a meeting in person or by proxy and entitled to vote.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Meeting for the purpose of calculating the vote on the particular proposal with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting on a proposal, your abstention will have no effect on the proposal in question.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (“NYSE”). Under NYSE rules, brokers that hold our common shares in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of Trustees and our executive compensation, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Annual Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of shareholders of record. Representatives of the Company will serve as the Inspector of Elections.

How will we solicit proxies for the Meeting?

We are soliciting proxies from our shareholders by mailing the Notice of Internet Availability of Proxy Materials and providing internet access, at www.PennyMac-REIT.com, to our Notice of 2013 Annual Meeting of Shareholders, Proxy Statement, 2012 Annual Report to Security Holders, and proxy card or voting instruction form. In addition, some of our Trustees and officers and some employees of PNMAC Capital Management, LLC, which we refer to as our Manager, may make additional solicitations by telephone or in person. We may also retain Computershare to assist in the solicitation of proxies.

3

What does it cost the Company to solicit proxy materials?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Internet Availability of Proxy Materials. To the extent any of our Trustees or officers, or any employees of our Manager, solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of common shares will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates. In addition, if we retain Computershare to assist in the solicitation of proxies, we will pay Computershare a total solicitation fee of $7,500 per six-month period, plus reimbursement of expenses.

Can I access the Company’s proxy materials and Annual Report to Security Holders electronically?

This Proxy Statement and our 2012 Annual Report to Security Holders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (“Fiscal 2012”), are available in the Investor Relations section of our website, www.PennyMac-REIT.com.

Will our External Manager be present at the Meeting?

Officers of our Manager will be present at the Meeting.

When are shareholder proposals due for the 2013 Annual Meeting of Shareholders?

If you are submitting a proposal for possible inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive the proposal no later than December 6, 2013. If you are submitting a proposal for possible inclusion in next year’s Proxy Statement other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal no earlier than November 6, 2013 and no later than December 6, 2013.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Mortgage Investment Trust

Attention: Investor Relations

6101 Condor Drive

Moorpark, CA 93021

Phone: (818) 224-7028

Email: investorrelations@pnmac.com

4

OUR TRUSTEES

Trustees

We have three classes of Trustees. Our Class I Trustees to be elected at this year’s Meeting will serve until our annual meeting of shareholders in 2016 and their successors have been duly elected and qualify. Our Class II Trustees will serve until our annual meeting of shareholders in 2014 and their successors have been duly elected and qualify. Our Class III Trustees will serve until our annual meeting of shareholders in 2015 and their successors have been duly elected and qualify. The names of the Trustees, their ages as of April 2, 2013, and certain other information about them, including their qualifications to serve as a Trustee, are set forth below:

Class I Trustees

Matthew Botein. Mr. Botein, age 40, has been a member of our Board since August 2009 and is a Class I Trustee and nominee for election at this year’s Meeting. Mr. Botein is also the vice chairman of Private National Mortgage Acceptance Company, LLC (“PennyMac”), the parent company of our Manager and PennyMac Loan Services, LLC, which we refer to as our Servicer. Since November 2009, Mr. Botein has been employed at BlackRock, Inc., an investment management firm, where he currently holds the position of managing director and co-head of BlackRock Alternative Investors and the title of Chief Investment Officer for alternative investments. He previously served as chairman of Botein & Co., LLC, a private investment and advisory firm, from July 2009 through November 2009 and as a managing director of Highfields Capital Management LP, an investment management firm, from 2003 through June 2009. He also currently serves on the board of Northeast Bancorp , a bank holding company. Mr. Botein holds an AB from Harvard College and an MBA from the Harvard Business School. We believe Mr. Botein is qualified to serve on our Board as a result of his considerable experience in the financial services industry, where he has managed portfolio investments in the banking, insurance, asset management, capital markets, and financial processing sectors.

Scott W. Carnahan. Mr. Carnahan, age 59, has been a member of our Board since August 2009 and is a Class I Trustee and nominee for election at this year’s Meeting. Since April 2007, Mr. Carnahan has provided financial and accounting consulting services to various financial institutions. From 1992 to 1998 and from 2000 to March 2007, Mr. Carnahan was an audit and consulting partner at the professional services firm of KPMG LLP. Mr. Carnahan holds a BA and an MBA from the University of California, Irvine and is a CPA. We believe Mr. Carnahan is qualified to serve on our Board because he has both accounting and financial expertise, due to his experience at KPMG LLP, as well as a fundamental understanding of the mortgage lending business.

Frank P. Willey. Mr. Willey, age 59, has been a member of our Board since August 2009 and is a Class I Trustee and nominee for election at this year’s Meeting. Since February 2009, Mr. Willey has been a non-equity partner at the law firm of Hennelly & Grossfeld LLP. From 1984 to January 2009, Mr. Willey held a variety of executive positions, including president and general counsel, at Fidelity National Financial, Inc. (“Fidelity”), a provider of title insurance, specialty insurance, claims management services and information services. Mr. Willey currently serves as a director of Fidelity, where he is Vice Chairman, Winter Sports, Inc., a ski resort operator, and Fisher Communications, Inc., an integrated media company. Mr. Willey holds a BS from LeMoyne College and a JD from Albany Law School. We believe Mr. Willey is qualified to serve on our Board because he is an experienced executive and director with strong business and legal backgrounds in the financial services industry.

Class II Trustees

Preston DuFauchard. Mr. DuFauchard, age 56, has been a member of our Board since November 2012 and is a current Class II Trustee. From 2006 through December 2011, Mr. DuFauchard served as the Commissioner of the California Department of Corporations. From 1997 to 2006, Mr. DuFauchard was employed at Bank of America Corporation, a diversified financial services firm, where he held the title of Assistant General Counsel. Mr. DuFauchard holds a BA from Stanford University and a JD from the University of California, Berkeley, Boalt School of Law. We believe Mr. DuFauchard is qualified to serve on our Board because of his strong business experience and leadership as the chief executive officer of a state agency, his extensive legal and regulatory background, and his understanding of the mortgage banking business.

Nancy McAllister. Ms. McAllister, age 53, has been a member of our Board since November 2012 and is a current Class II Trustee. From November 2008 through May 2011, Ms. McAllister served as a managing director in the financial institutions group of Credit Suisse Securities (USA) LLC, a diversified financial services firm. From 1991 to September 2008, Ms. McAllister was employed by Lehman Brothers, Inc., where she held a variety of executive positions, including managing director and co-head of the depository institutions and debt capital markets groups. Ms. McAllister holds a BA from the University of Virginia. We believe Ms. McAllister is qualified to serve on our Board because she is a seasoned business executive with deep knowledge of the capital markets and significant experience in financial services, including investment banking.

5

Stacey D. Stewart. Ms. Stewart, age 49, has been a member of our Board since August 2009 and is a current Class II Trustee. Since June 2009, Ms. Stewart has served in a variety of executive positions, including president of United States operations and executive vice president for Community Impact Leadership and Learning, at United Way Worldwide, the world’s largest charitable organization. From February 2007 to April 2009, Ms. Stewart was a senior vice president of Fannie Mae, a government -sponsored enterprise that supports liquidity and stability in the secondary mortgage market. Ms. Stewart holds an AB from Georgetown University and an MBA from the University of Michigan. We believe Ms. Stewart is qualified to serve on our Board because of her strong experience in the mortgage sector and proven leadership of charitable organizations, the primary focus of which is housing and homeownership within underprivileged communities.

Class III Trustees

Randall D. Hadley. Mr. Hadley, age 69, has been a member of our Board since August 2009 and is a Class III Trustee. Mr. Hadley is also our Independent Lead Trustee. Mr. Hadley was a CPA and partner of Grant Thornton LLP, an accounting firm, including nine years as regional director of professional standards, before retiring in July 2003. He advised both public and private entities while at Grant Thornton LLP and provided various consulting services to the accounting firm following his retirement through July 2011. Mr. Hadley holds a BS from Wright State University. We believe Mr. Hadley is qualified to serve on our Board because he is a financial and accounting expert with over 35 years of wide-ranging accounting and auditing experience, including extensive experience in mortgage banking.

Clay A. Halvorsen. Mr. Halvorsen, age 53, has been a member of our Board since August 2009 and is a Class III Trustee. Mr. Halvorsen is currently senior vice president and general counsel of The Irvine Company, a diversified real estate firm, where he has served since February 2010, and he also holds the position of general counsel at Irvine Community Development Company, a residential real estate developer. From 1998 until February 2009, Mr. Halvorsen was the executive vice president, general counsel and secretary of Standard Pacific Corp., a NYSE listed homebuilding company. Mr. Halvorsen holds a BA from California State University, Northridge and a JD from the University of Southern California. We believe Mr. Halvorsen is qualified to serve on our Board because he is a longtime legal executive in the real estate, homebuilding and mortgage businesses with considerable experience advising publicly-traded institutions.

Stanford L. Kurland. Mr. Kurland, age 60, has been a member of our Board since our formation in May 2009 and is a Class III Trustee. Mr. Kurland is our Chairman and Chief Executive Officer, and he is also the Chairman and Chief Executive Officer of PennyMac. Before founding PennyMac in January 2008, from January 1979 to September 2006, Mr. Kurland served as a director and held several executive positions, including president, chief financial officer and chief operating officer, at Countrywide Financial Corporation (“Countrywide”), a diversified financial services company. Mr. Kurland holds a BS from California State University, Northridge. We believe Mr. Kurland is qualified to serve on our Board because he is our Chief Executive Officer and an accomplished executive in financial services with more than 30 years of experience in the mortgage banking arena.

David A. Spector. Mr. Spector, age 50, has been a member of our Board since our formation in May 2009 and is a Class III Trustee. Mr. Spector is our President and Chief Operating Officer, and he is also the President and Chief Investment Officer of PennyMac. Before joining PennyMac in March 2008, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Prior to joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because he is our President and Chief Operating Officer and an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

6

CORPORATE GOVERNANCE, TRUSTEE INDEPENDENCE,

BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and charters for the Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, and Related Party Matters Committee.

Independence of Our Trustees

The NYSE rules require that at least a majority of our Trustees be independent of our company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a Trustee and us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) before such Trustee can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the Securities and Exchange Commission (“SEC”). Our Board has reviewed both direct and indirect transactions and relationships that each of our Trustees had or maintained with us and our management.

As a result of this review, our Board, based upon the fact that certain of our non -employee Trustees do not have any material relationships with us other than as Trustees and holders of our common shares, affirmatively determined that seven of our Trustees are independent Trustees under NYSE rules. Our independent Trustees are Messrs. Carnahan, DuFauchard, Hadley, Halvorsen and Willey and Mmes. McAllister and Stewart.

Board Leadership Structure and Independent Lead Trustee

The positions of Chairman of the Board and Chief Executive Officer are currently held by Mr. Kurland, and we have determined not to separate the positions at this time. This determination is based, in part, on our belief that independent Trustees and management have different perspectives and roles in strategy development. Our independent Trustees bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company -specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running the Company to effectively and efficiently lead our Board. As the Trustee most familiar with our business and industry, he is most capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure its proper oversight of these issues. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential Independent Lead Trustee with a strong voice. The Independent Lead Trustee works with our Chairman of the Board and other Board members to provide informed, independent oversight of our management and affairs. Among other things, the Independent Lead Trustee reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent Trustees, and chairs an executive session of the independent Trustees at each regularly scheduled Board meeting. Our Board has appointed Mr. Hadley as Independent Lead Trustee for a three (3) year term that expires in March 2014.

Together, our Chairman of the Board and the Independent Lead Trustee provide leadership to our Board and work with our Board to define its structure and activities in the fulfillment of its responsibilities.

Risk Oversight

Our Board and its committees oversee our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating shareholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board has the ultimate oversight responsibility for the risk management process, particularly with respect to credit risk, interest rate risk, market risk and other risks specific to the mortgage and REIT industries, the committees of our Board also share responsibility for overseeing risk management. For example, the Audit Committee focuses on financial and accounting risk, including internal controls, and receives an annual risk assessment report from our internal auditors. The Finance Committee focuses on risks relating to the Company’s liquidity and capital resources. The Nominating and Corporate Governance Committee focuses on risks associated with proper board governance, including the independence of our Trustees. The Related Party Matters Committee focuses on risks arising out of potential conflicts of interest between the Company and our Manager and Servicer. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

7

Board Committees and Charters

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers and Trustees, as well as to the employees, officers and directors of our Manager and Servicer when such individuals are acting for or on our behalf.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of our company.

Other Charters

The Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee and Related Party Matters Committee have also adopted written charters that govern their conduct.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Finance Committee Charter, Nominating and Corporate Governance Committee Charter and Related Party Matters Committee Charter are available in the Investor Relations section of our website (www.PennyMac-REIT.com). We will provide copies of these documents free of charge to any shareholder who sends a written request to Investor Relations, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, California 93021.

Audit Committee

Our Board has established an Audit Committee, which is comprised of three independent Trustees, Messrs. Carnahan, DuFauchard and Hadley. Mr. Hadley chairs the Audit Committee, and he and Mr. Carnahan each serve as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE. The Audit Committee assists our Board in overseeing:

o our accounting and financial reporting processes;

o the integrity and audits of our financial statements;

o our compliance with legal and regulatory requirements;

o the qualifications and independence of our independent registered public accounting firm; and

o the performance of our independent registered public accounting firm and our internal auditors.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls.

Our Board has determined that all of the Trustees serving on the Audit Committee are independent under the current NYSE independence requirements and SEC rules. The activities of the Audit Committee are described in greater detail below under the caption “Report of the Audit Committee.”

8

Compensation Committee

Our Board has established a Compensation Committee, which is comprised of three independent Trustees, Mmes. McAllister and Stewart and Mr. Willey. Mr. Willey chairs the Compensation Committee, the principal functions of which are to:

o evaluate the performance of our officers;

o recommend to the Board the compensation for our independent Trustees; and

o administer the issuance of any securities under our equity incentive plan.

Our Board has determined that all of the Trustees serving on the Compensation Committee are independent under the current NYSE independence requirements and SEC rules. For additional information on the Compensation Committee, please see the section below entitled “Compensation Committee Report.”

Finance Committee

Our Board has established a Finance Committee, which is comprised of Messrs. Botein and DuFauchard and Ms. McAllister. Ms. McAllister chairs the Finance Committee, the principal function of which is to oversee the financial objectives, policies, procedures and activities of the Company, including a review of the Company’s capital structure, source of funds, liquidity and financial position. In connection with these responsibilities, the Finance Committee reviews the Company’s capital raising initiatives and monitors its liquidity management.

Nominating and Corporate Governance Committee

Our Board has established a Nominating and Corporate Governance Committee, which is comprised of three independent Trustees, Messrs. Halvorsen and Willey and Ms. Stewart. Ms. Stewart chairs the Nominating and Corporate Governance Committee, which is responsible for seeking, considering and recommending to the full Board qualified candidates for election as Trustees and then recommending nominees for election as Trustees at the annual meeting of shareholders. It also periodically prepares and submits to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for Trustee nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each of its committees. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of the performance of the individual committees and our Board as a whole and reports thereon to our Board.

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of Board members in the context of the current make up of our Board. Final approval of Trustee candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman of the Board on behalf of the entire Board.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge o f the mortgage industry and the global markets. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Nominating and Corporate Governance Committee believe that it is essential that our Trustees represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and the Company at that time, given the then current mix of Trustee attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing Trustees for re-election, the individual’s past contributions to our Board are also considered.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for Trustee. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for Trustee. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. The Nominating and Corporate Governance Committee will also consider recommendations for nominees properly submitted by our shareholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices, located at 6101 Condor Drive, Moorpark, California 93021. If any materials are provided by a shareholder in connection with a recommendation for a Trustee nominee, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee at its next regularly scheduled or special meeting.

9

Our Board has determined that all of the Trustees serving on the Nominating and Corporate Governance Committee are independent under the current NYSE independence requirements.

Related Party Matters Committee

Our Board has established a Related Party Matters Committee, which is comprised of Messrs. Carnahan, Hadley, Halvorsen and Willey. Mr. Carnahan chairs the Related Party Matters Committee, the principal function of which is to review and approve certain transactions, and resolve other potential conflicts of interest, between the Company and any of our subsidiaries, on the one hand, and our Manager, Servicer and their affiliates, on the other hand. Among other matters, the Related Party Matters Committee reviews and approves our material agreements with our Manager and Servicer, including our management agreement, our servicing agreement and our mortgage banking and warehouse services agreement (“MBWS agreement”), and any amendments of or extensions to such agreements.

Our Board has determined that all of the Trustees serving on the Related Party Matters Committee are independent under the current NYSE independence requirements and SEC rules.

Communications with our Board of Trustees

Interested persons may communicate their concerns by sending written communications to the Board, committees of the Board and individual Trustees by mailing those communications to:

Specified Addressee

c/o PennyMac Mortgage Investment Trust

6101 Condor Drive

Moorpark, CA 93021

Email: investorrelations@pnmac.com

Attention: Investor Relations

These communications are sent by us directly to the specified addressee.

Attendance by Members of our Board at the 2012 Annual Meeting of Shareholders

We require each member of the Board to attend our annual meeting of shareholders except for absences due to causes beyond the reasonable control of the Trustee. All current members of our Board attended or otherwise participated in the 2012 Annual Meeting of Shareholders, except Ms. McAllister and Mr. DuFauchard, neither of whom was a Board member at such time.

Board and Committee Meetings

During Fiscal 2012, our Board held seven meetings. During such period, the Audit Committee held six meetings, the Compensation Committee held four meetings, the Nominating and Corporate Governance Committee held three meetings, and the Related Party Matters Committee held six meetings. The Finance Committee, which was not created until November 2012, did not meet in Fiscal 2012. Each Trustee attended at least 75% of the aggregate number of meetings held in Fiscal 2012 by our Board and each committee on which such Trustee serves.

Meetings of Non-Management Trustees

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year for only our non-management Trustees. These meetings, which are designed to promote unfettered discussions among our non-management Trustees, are presided over by the Independent Lead Trustee, Mr. Hadley. During Fiscal 2012, our non-management Trustees held four meetings.

10

OUR EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers:

Name	Age	Position Held with the Company
Stanford L. Kurland	60	Chairman of the Board of Trustees and Chief Executive Officer
David A. Spector	50	Trustee, President and Chief Operating Officer
Steve Bailey	51	Chief Servicing Officer
Andrew S. Chang	35	Chief Business Development Officer
Vandad Fartaj	38	Chief Investment Officer
Jeffrey P. Grogin	52	Chief Administrative and Legal Officer, and Secretary
Doug Jones	56	Chief Correspondent Lending Officer
Anne D. McCallion	58	Chief Financial Officer
David M. Walker	57	Chief Credit Officer

Biographical information for Messrs. Kurland and Spector is provided above under the caption “Our Trustees.” Certain biographical information for the other executive officers is set forth below.

Steve Bailey. Mr. Bailey has been our Chief Servicing Officer since February 2012 and holds the same title at PennyMac, where he has served since April 2010. Mr. Bailey is responsible for overseeing the servicing of our portfolio of mortgage loans and real estate acquired upon settlement of loans, including the implementation of the methods and programs directed at improving the value of acquired loans, as well as setting and managing performance goals for all aspects of the servicing and loan administration functions. Prior to joining PennyMac, Mr. Bailey served in a variety of executive and leadership positions within Countrywide (and Bank of America Corporation, as its successor) from May 1985 until February 2010. Mr. Bailey is a seasoned mortgage executive with deep experience in loan servicing and administration.

Andrew S. Chang. Mr. Chang has been our Chief Business Development Officer since our formation in May 2009 and holds the same title at PennyMac, where he has served since May 2008. Mr. Chang is responsible for sourcing investment opportunities and overseeing our corporate development activities. Prior to joining PennyMac, from June 2005 to May 2008, Mr. Chang was a director at BlackRock, Inc., an investment management firm, and a senior member in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Mr. Chang is an experienced financial services executive with strong backgrounds in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj has been our Chief Investment Officer since March 2010 and holds the title of Chief Capital Markets Officer at PennyMac, where he has served since April 2008. Mr. Fartaj is responsible for all capital markets and investment-related activities, including asset valuation, trading, hedging, secondary marketing, and risk management. Prior to joining PennyMac, he was employed in a variety of positions, including vice president, whole loan trading, at Countrywide Securities Corporation, a broker-dealer, where he was employed from November 1999 to April 2008. Mr. Fartaj has substantial experience in the capital markets, mortgage-related investments, and interest rate risk and credit risk management.

Jeffrey P. Grogin. Mr. Grogin has been our Chief Administrative and Legal Officer, and Secretary since February 2012, and he previously served as our Chief Legal Officer and Secretary since our formation in May 2009. He also holds the title of Chief Administrative and Legal Officer, and Secretary at PennyMac, where he has served since PennyMac’s formation in January 2008. Mr. Grogin is responsible for overseeing our legal management and affairs, administration and human resources. Mr. Grogin is an owner of Snood, LLC, a computer games publisher, where he has served as president since 1999. Mr. Grogin has significant experience in real estate, mergers and acquisitions, securities, and mortgage banking law.

Doug Jones. Mr. Jones has been our Chief Correspondent Lending Officer since June 2011 and holds the same title at PennyMac. Mr. Jones is responsible for all business activities and production within our correspondent lending segment. Prior to joining PennyMac, Mr. Jones was the senior managing director, correspondent lending at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing Countrywide’s correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent lending and warehouse lending businesses.

Anne D. McCallion. Ms. McCallion has been our Chief Financial Officer since our formation in May 2009 and holds the same title at PennyMac. Ms. McCallion is responsible for overseeing our financial management, reporting and controls, and tax management. Prior to joining PennyMac, Ms. McCallion was employed by Countrywide (and Bank of America Corporation, as its successor), where she worked in a variety of executive positions, including deputy chief financial officer and senior managing director, finance, from 1991 to 2008. Ms. McCallion is a seasoned finance and accounting executive with considerable experience in the financial services industry and, more specifically, the mortgage banking sector.

11

David M. Walker. Mr. Walker has been our Chief Credit Officer since our formation in May 2009 and holds the titles of Chief Operating Officer and Chief Credit Officer at PennyMac, where he has served since PennyMac’s formation in January 2008. Mr. Walker is responsible for credit and portfolio management activities, and new loan underwriting and modification standards. Prior to joining PennyMac, Mr. Walker served as chief credit officer at New World Financial from April 2007 to January 2008. From 1992 to 2007, Mr. Walker was employed in a variety of executive positions at Countrywide and its subsidiaries, including a role as chief lending officer for Countrywide Bank, N.A., where he was responsible for the bank’s lending, credit and portfolio management activities. Mr. Walker is an experienced mortgage executive with specific expertise in the areas of lending and credit.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of April 2, 2013 relating to the beneficial ownership of our common shares by (i) each of our named executive officers, Trustees and Trustee nominees, and (ii) all of our executive officers and Trustees as a group. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power.

	Shares Owned(1)
Name	Number		Percentage
Matthew Botein	32,333		*
Scott W. Carnahan	29,583		*
Preston DuFauchard	0		*
Jeffrey Grogin	20,000		*
Randall D. Hadley	9,583		*
Clay A. Halvorsen	4,583		*
Stanford L. Kurland	334,790	(2)(3)	*
Nancy McAllister	0		*
Anne D. McCallion	31,875		*
David A. Spector	102,811		*
Stacey D. Stewart	3,833		*
David M. Walker	27,500		*
Frank P. Willey	44,583		*
All Trustees, Trustee nominees and executive officers as a group (17 persons)	711,474		1.21%

——————

*	Represents less than 1.0% of the common shares outstanding as of the record date.
(1)	Based on 58,990,225 common shares outstanding as of the record date on a fully diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares has been pledged as security.
(2)	Includes 157,290 common shares owned by the Kurland Revocable Trust.
(3)	Includes 6,000 common shares owned by the Kurland Family Foundation, as to which Mr. Kurland disclaims any beneficial interest.

12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information relating to the beneficial ownership of our common shares by each person or entity known to the Company to be the beneficial owner of more than five percent of our common shares, based on our review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G as of April 2, 2013.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class(1)
BlackRock, Inc. (2)
40 East 52nd Street
New York, NY 10022	3,621,788	6.14%
Highbridge Capital Management, LLC (3)
40 West 57th Street, 33rd Floor
New York, New York 10019	3,542,000	6.00%

——————

(1)	The “Percent of Class” reported in this column has been calculated based upon 58,990,225 common shares outstanding as of the record date, April 2, 2013, and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.
(2)	As reported in an Amendment No. 1 to Schedule 13G filed with the SEC on February 5, 2013 by BlackRock, Inc. (“BlackRock”). In the Schedule 13G Amendment, BlackRock does not affirm the existence of a group and discloses that it has sole voting and dispositive power as to 3,621,788 shares.
(3)	As reported in an Amendment No. 4 to Schedule 13G filed with the SEC on February 14, 2013 by Highbridge Capital Management, LLC (“HCM”) and Glenn Dubin. The filers are collectively referred to as the “Highbridge reporting persons.” In the Schedule 13G Amendment, the Highbridge reporting persons do not affirm the existence of a group and disclose that Mr. Dubin is the Chief Executive Officer of HCM, which is the trading manager of the following funds: Highbridge International LLC, Highbridge Long/Short Institutional Fund, Ltd., Highbridge Long-Term Equity Master Fund, L.P., and Highbridge Long/Short Equity Master Fund, L.P. (collectively, the “Highbridge Funds”). The Highbridge reporting persons further disclose that, taken as a whole, they have shared voting and dispositive power as to 3,542,000 shares. In addition, HCM discloses that it may be deemed to be the beneficial owner of 3,542,000 shares held by the Highbridge Funds, and Mr. Dubin disclaims beneficial ownership of 3,542,000 shares held by the Highbridge Funds.

13

COMPENSATION OF TRUSTEES

We pay an annual Trustee’s fee of $60,000 to our Trustees who are independent under the NYSE listing standards. We pay an annual fee of $10,000 to the chair of the Audit Committee and an annual fee of $5,000 to the chairs of the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee and the Related Party Matters Committee. We pay an annual fee of $10,000 to our Independent Lead Trustee. Each independent Trustee also receives a fee of $2,000 for attendance at each in-person meeting and $1,000 for participation in each telephonic meeting of either our Board or a committee of our Board (unless a committee meeting is on the same day as a Board meeting), up to a maximum of $15,000 per year. The fees to our independent Trustees will be paid in cash or common shares at the election of each independent Trustee. Common shares issued in payment of Trustees’ fees will be valued based on the fair market value on the date of issuance and will vest immediately upon issuance. Further, all members of our Board will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

In addition, our Trustees are eligible to receive certain types of equity-based awards under our equity incentive plan. During Fiscal 2012, each of Messrs. Botein, Carnahan, Hadley, Halvorsen, and Willey and Ms. Stewart received a grant of 2,500 restricted share units, which vest ratably over a three (3) year period beginning on the one (1) year anniversary of the date of the grant, May 16, 2012, and entitle the recipient thereof to receive dividend equivalents during the vesting period.

Our equity incentive plan also provides that any independent Trustee newly elected or appointed to our Board will receive a one-time grant of 2,250 restricted share units on the date of election or appointment, which shares will vest in full on the one-year anniversary of the date of grant. Accordingly, Ms. McAllister and Mr. DuFauchard each received a grant of 2,250 restricted share units upon their election to our Board on November 7, 2012. Such restricted share units will vest in full on the one-year anniversary date of the grant and do not entitle the recipient thereof to receive dividend equivalents during the vesting period.

Prior to the vesting of a restricted share unit, such restricted share unit is generally subject to forfeiture upon termination of service to us. Upon a change in control (as defined in our equity incentive plan) or upon termination of our management agreement other than for cause (as defined in our management agreement), any restricted share unit not previously vested shall become fully vested and will be settled in our common shares.

In June 2012, prior to the formation of our Related Party Matters Committee, our Board also formed a Special Committee (the “Special Committee”) for the purpose of a comprehensive review of our corporate structure and various aspects of our relationship with our Manager and our Servicer. The Special Committee consisted of Ms. Stewart and Messrs. Carnahan, Hadley, Halvorsen and Willey. For service on the Special Committee, each member received a monthly fee of $7,500, and Mr. Hadley, who chaired the Special Committee, received an additional monthly fee of $2,500. Each member also received fees, which were not subject to any cap, of $2,000 for each in-person meeting and $1,000 for each telephonic meeting of the Special Committee. The Special Committee met four times during Fiscal 2012 and was ultimately disbanded in August 2012, at which time we established our Related Party Matters Committee as a regular committee of our board.

2012 Trustee Compensation Table*

The table below summarizes the compensation paid by the Company to the Trustees for Fiscal 2012.

Name(1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(4)	Total ($)
Matthew Botein	–	(3)	47,350	47,350
Scott W. Carnahan	89,183		47,350	136,533
Preston DuFauchard	10,833		56,430	67,263
Randall D. Hadley	110,844		47,350	158,194
Clay A. Halvorsen	88,447		47,350	135,797
Nancy McAllister	11,569		56,430	67,999
Stacey D. Stewart	83,199		47,350	130,549
Frank P. Willey	87,935		47,350	135,285

——————

*	The columns for “Option Awards,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value,” “Nonqualified Deferred Compensation Earnings” and “All Other Compensation” have been omitted because they are not applicable.
(1)	Mr. Kurland, our Chairman of the Board and Chief Executive Officer, and Mr. Spector, a Trustee and our President and Chief Operating Officer, are not included in this table as they are officers of the Company and thus receive no compensation for their services as Trustees. Messrs. Kurland and Spector received compensation as officers of the Company for Fiscal 2012 as shown in the “2012 Summary Compensation Table.”
(2)	Reflects fees earned by the Trustee in Fiscal 2012.
(3)	Mr. Botein is not considered to be an independent Trustee under the NYSE listing standards and thus generally receives no fees other than equity-based awards for his services as a Trustee.
(4)	Reflects the full grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC TOPIC 718”), of restricted share units granted to Ms. Stewart and Messrs. Botein, Carnahan, Hadley, Halvorsen and Willey on May 16, 2012 and Ms. McAllister and Mr. DuFauchard on November 7, 2012. For more information on the assumptions used in our estimates of value, please refer to Note 30– Share-Based Compensation Plans in our Annual Report on Form 10-K, filed with the SEC on February 28, 2013. As of December 31, 2012, each of our Trustees held an aggregate number of restricted share units in the following amounts: Ms. Stewart and Messrs. Carnahan, Hadley, Halvorsen and Willey, 4,000; Ms. McAllister and Mr. DuFauchard, 2,250; and Mr. Botein, 14,000.

14

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Chief Executive Officer, our Chief Financial Officer and our other most highly-compensated executive officers as of December 31, 2012 that are required to be reported as named executive officers in accordance with the SEC compensation disclosure rules (collectively, the “named executive officers”).

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by our Manager pursuant to our management agreement. All of our named executive officers are also officers of PennyMac. We have not paid, and do not intend to pay, any salaries or bonuses to our named executive officers. We do not provide our named executive officers with pension benefits, perquisites or other personal benefits. We have no arrangements to make cash payments to our named executive officers upon their termination from service as our officers. While we do not pay our named executive officers any cash compensation, the Compensation Committee may grant our named executive officers equity-based awards intended to align their interests with the interests of our shareholders.

Following our 2012 Annual Meeting, we considered the advisory (non-binding) vote to approve our executive compensation when reviewing our compensation program, policies and decisions. Of those shareholders voting for or against the proposal to approve (by non-binding vote) our executive compensation as described in our 2012 proxy statement, a majority of our shareholders, approximately 91%, voted to approve our executive compensation as described in our 2012 proxy statement. We consider this vote as supportive of our executive compensation and, accordingly, have not made any changes in response thereto.

Cash and Other Compensation

We do not pay or accrue any salaries or bonuses to our named executive officers.

Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our equity incentive plan, grant our named executive officers certain equity-based awards, including options, restricted shares, restricted share units, unrestricted shares, LTIP units (a special class of partnership interests in PennyMac Operating Partnership, L.P., which we refer to as our Operating Partnership) and other awards based on our shares. These awards are designed to align the interests of our named executive officers with those of our shareholders, by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for the Company. These awards provide a further benefit to us by enabling our Manager and Servicer to attract, motivate and retain talented individuals.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our taxable income to shareholders as dividends. As a result, we believe that our shareholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value. Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of named executive officers with the interests of our shareholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be incentivized to grow book value for shareholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

15

The Compensation Committee does not use a specific formula to calculate the number of equity awards and other rights awarded to named executive officers under our equity incentive plan. The Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the named executive officers earned from prior awards. While the Compensation Committee will take past awards into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices, as well as the recommendations of our Manager.

2012 Restricted Share Unit Grants

We granted our named executive officers restricted share units under our equity incentive plan on May 16, 2012 in the following amounts: Mr. Kurland, 100,000 restricted share units; Mr. Spector, 67,000 share units; Ms. McCallion, 17,500 restricted share units; and Messrs. Grogin and Walker, 15,000 restricted share units each. The restricted share units granted to our named executive officers vest ratably over a four-year period beginning on the one-year anniversary of the grant date and entitle the recipients thereof to receive dividend equivalents during the vesting period.

Prior to the vesting of a restricted share unit, such restricted share unit is generally subject to forfeiture upon termination of service to us. Upon a change in control (as defined in our equity incentive plan) or upon termination of our management agreement other than for cause (as defined in our management agreement), any restricted share unit not previously vested shall become fully vested and will be settled in our common shares.

In determining the number of restricted share units granted in Fiscal 2012, we considered, among other factors, the recommendations of our Manager and the report of FTI Consulting, Inc., a third party compensation consultant retained by our Compensation Committee for the purpose of analyzing our executive compensation policies and practices and our proposed awards under the equity incentive plan. The consultant considered a variety of factors, including the Company’s size and financial performance, the experience and positions of our named executive officers, and compensation provided to executive officers by our industry and sector peers.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K.

The Compensation Committee

Frank P. Willey, Chairman

Nancy McAllister

Stacey D. Stewart

16

2012 Summary Compensation Table*

We do not provide any of our named executive officers with any cash compensation or bonus, nor do we provide any named executive officers with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

During Fiscal 2012, we granted to our named executive officers long-term equity compensation in the form of restricted share units pursuant to our equity incentive plan. The “2012 Summary Compensation Table” below lists the annual compensation for our named executive officers relating to equity awards received from us in Fiscal 2012, Fiscal 2011, and Fiscal 2010.

Name & Principal Position	Year	Stock Awards ($)(1)	Total ($)

Stanford L. Kurland	2012	1,867,000	1,867,000
Chairman of the Board and Chief Executive Officer	2011	1,789,800	1,789,800
	2010	–	–

David A. Spector	2012	1,250,890	1,250,890
Trustee, President and Chief Operating Officer	2011	1,130,400	1,130,400
	2010	–	–

Anne D. McCallion	2012	326,725	326,725
Chief Financial Officer	2011	327,659	327,659
	2010	–	–

Jeffrey Grogin(2)	2012	280,050	280,050
Chief Administrative and Legal Officer, and Secretary	2011	N/A	N/A
	2010	N/A	N/A

David M. Walker	2012	280,050	280,050
Chief Credit Officer	2011	329,700	329,700
	2010	–	–

——————

*	The columns for “Salary,” “Bonus,” “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” have been omitted because they are not applicable.
(1)	Reflects the full grant date fair value, as determined in accordance with FASB ASC TOPIC 718, of the restricted share units granted to our named executive officers in Fiscal 2012, Fiscal 2011 and Fiscal 2010 pursuant to our equity incentive plan. For more information on the assumptions used in our estimates of value, please refer to Note 30 – Share-Based Compensation Plans in our Annual Report on Form 10-K, filed with the SEC on February 28, 2013.
(2)	Mr. Grogin was not a named executive officer in any of the reported years prior to Fiscal 2012.

17

2012 Grants of Plan-Based Awards*

The following table provides information about our plan-based awards granted under our equity incentive plan to our named executive officers in Fiscal 2012.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Equity Awards ($)(2)
Stanford L. Kurland
Equity Incentive Plan Award	May 16, 2012	100,000	1,867,000
David A. Spector
Equity Incentive Plan Award	May 16, 2012	67,000	1,250,890
Anne D. McCallion
Equity Incentive Plan Award	May 16, 2012	17,500	326,725
Jeffrey Grogin
Equity Incentive Plan Award	May 16, 2012	15,000	280,050
David M. Walker
Equity Incentive Plan Award	May 16, 2012	15,000	280,050

_________________

*	The columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Option Awards: Number of Securities Underlying Options,” and “Exercise or Base Price of Option Awards” have been omitted because they are not applicable.
(1)	Reflects the number of restricted share units granted to the named executive officer on May 16, 2012.
(2)	The value of a restricted share unit shown in this column is determined in accordance with FASB ASC TOPIC 718.

2012 Outstanding Equity Awards at Fiscal Year-End*

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2012.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Stanford L. Kurland	191,250	4,836,713
David A. Spector	127,000	3,211,830
Anne D. McCallion	41,250	1,043,213
Jeffrey Grogin	29,375	742,894
David M. Walker	33,125	837,731

________________

*	The columns for “Option Awards,” “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested,” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” have been omitted because they are not applicable.

(1)	Reflect restricted share units granted to each named executive officer, which units vest in equal installments for a four-year period commencing on the one-year anniversary of the respective grant date. The number of restricted share units that had not vested as of the end of Fiscal 2012 and the respective grant dates for such units are as follows: Mr. Kurland, 20,000, 71,250 and 100,000 on August 4, 2009, March 8, 2011 and May 16, 2012, respectively; Mr. Spector, 15,000, 45,000 and 67,000 on August 4, 2009, March 8, 2011 and May 16, 2012, respectively; Ms. McCallion, 5,000, 18,750 and 17,500 on August 4, 2009, March 8, 2011 and May 16, 2012, respectively; Mr. Grogin, 5,000, 9,375 and 15,000 on August 4, 2009, March 8, 2011 and May 16, 2012, respectively; and Mr. Walker, 5,000, 13,125 and 15,000 on August 4, 2009, March 8, 2011 and May 16, 2012, respectively.

18

2012 Options Exercised and Stock Vested*

The following table sets forth certain information with respect to our named executive officers regarding options exercised and restricted share units that vested during Fiscal 2012.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stanford L. Kurland	43,750	888,338
David A. Spector	30,000	613,350
Anne D. McCallion	11,250	227,963
Jeffrey Grogin	8,125	169,181
David M. Walker	9,375	192,694

________________

*      The columns for “Option Awards” have been omitted because they are not applicable.

2012 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2012 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

Potential Payments upon Termination of Employment

None of our named executive officers has the right to terminate employment and receive severance payments from us and we are not required to make payments to a named executive officer upon a change of control of us. However, all unvested restricted share units we have granted under our equity incentive plan will vest immediately upon our change of control (as defined in our equity incentive plan) or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement). Assuming that the triggering event took place on December 31, 2012, the value of the vested restricted share units for each named executive officer would be the same as the respective values set forth in the table presented in the section entitled “2012 Outstanding Equity Awards at Fiscal Year-End.”

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised solely of the following independent Trustees: Mr. Willey, Chairman, and Mmes. McAllister and Stewart. None of them has ever served as an officer or employee of the Company or any of our affiliates or has any other business relationship or affiliation with the Company, except his or her service as a Trustee. During Fiscal 2012, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a Trustee or a member of our Compensation Committee.

Compensation Risks

We believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Because we have no employees, and our executive officers and other personnel who conduct our regular business are employees of our Manager or Servicer, we do not pay cash compensation to any of these officers or other personnel. Rather, we use long-term incentive compensation in the form of equity-based awards, which we issue under our equity incentive plan. The long-term incentive compensation awards are designed to align the interests of our officers and service providers with those of our shareholders, all of whom will share together in the creation of value through capital appreciation and dividends. We believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be less incentivized to take short-term risk and more incentivized to grow book value for shareholders over time.

19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Management Agreement

We are externally managed and advised by our Manager pursuant to a management agreement, which was amended and restated effective February 1, 2013. Our management agreement requires our Manager to oversee our business affairs in conformity with the investment policies that are approved and monitored by our Board. Our Manager is responsible for our day-to-day management and will perform such services and activities related to our assets and operations as may be appropriate.

Pursuant to our management agreement, our Manager collects a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The term of our management agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” Our “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of our equity securities since our inception (weighted for the time outstanding during the measurement period); plus our retained earnings at the end of the quarter; less any amount that we pay for repurchases of our common shares (weighted for the time held during the measurement period); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent Trustees and approval by a majority of our independent Trustees.

Pursuant to our management agreement, the base management fee is equal to the sum of (i) 1.5% per annum of shareholders’ equity up to $2 billion, (ii) 1.375% per annum of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per annum of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of return on “equity.” For the purpose of determining the amount of the performance incentive fee, “net income” is defined as net income or loss computed in accordance with GAAP and certain other non-cash charges determined after discussions between our Manager and our independent Trustees and approval by a majority of our independent Trustees. For this purpose, “equity” is the weighted average of the issue price per common share of all of our public offerings, multiplied by the weighted average number of common shares outstanding (including restricted share units) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage of return on equity) increases over certain thresholds. On each calculation date, the threshold amounts represent a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

The high watermark starts at zero and is adjusted quarterly. The quarterly adjustment reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the Fannie Mae MBS Yield (the target yield) for such quarter. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amounts required for our Manager to earn a performance incentive fee are adjusted cumulatively based on the performance of our net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid in cash or in our common shares (subject to a limit of no more than 50% paid in common shares), at our option.

Under our management agreement, our Manager is entitled to reimbursement of its organizational and operating expenses, including third-party expenses, incurred on our behalf. Our Manager may also be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) our termination of our management agreement without cause, (2) our Manager’s termination of our management agreement upon a default by us in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof or (3) our Manager’s termination of the agreement after the termination by us without cause (excluding a non-renewal) of our servicing agreement, our MBWS agreement, our MSR recapture agreement, or our servicing agreement (each as described and/or defined below). The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee, in each case earned by our Manager during the 24-month period before termination.

20

Our management agreement also provides that, prior to the undertaking by our Manager or its affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which our Manager or its affiliates will earn a management, advisory, consulting or similar fee, our Manager shall present to us such new opportunity and the material terms on which our Manager proposes to provide services to us before pursuing such opportunity with third parties.

Our Manager earned approximately $12.4 million in base management fees and no performance incentive fees in Fiscal 2012.

Servicing Agreement

We have entered into a servicing agreement with our Servicer pursuant to which our Servicer provides servicing for our portfolio of residential mortgage loans. The loan servicing provided by our Servicer includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. Our Servicer also engages in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate owned properties, or REOs. The term of our servicing agreement, as amended, expires on February 1, 2017, subject to automatic renewal for additional 18 -month periods, unless terminated earlier in accordance with the terms of the agreement.

The base servicing fees for distressed whole loans are calculated based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or the related underlying real estate. Presently, the base servicing fees for distressed whole loans range from $30 per month for current loans up to $125 per month for loans that are severely delinquent and in foreclosure.

The base servicing fees for loans subserviced by our Servicer on our behalf are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fees for loans subserviced on our behalf are $7.50 per month for fixed-rate loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these loans become delinquent, our Servicer is entitled to an additional servicing fee per loan falling within a range of $10 to $75 per month and based on the delinquency, bankruptcy and foreclosure status of the loan or the related underlying real estate. Our Servicer is also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees.

Except as otherwise provided in our MSR recapture agreement, when our Servicer effects a refinancing of a loan on our behalf and not through a third-party lender and the resulting loan is readily saleable, or our Servicer originates a loan to facilitate the disposition of the real estate acquired by us in settlement of a loan, our Servicer is entitled to receive from us market-based fees and compensation consistent with pricing and terms our Servicer offers unaffiliated third parties on a retail basis.

To the extent that our Servicer participates in HAMP (or other similar mortgage loan modification programs), our Servicer is entitled to retain any incentive payments made to it and to which it is entitled under HAMP, provided that, with respect to any incentive payments paid to our Servicer in connection with a mortgage loan modification for which we previously paid our Servicer a modification fee, our Servicer is required to reimburse us an amount equal to the incentive payments.

In addition, because we do not have any employees or infrastructure, our Servicer is required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, our Servicer receives a supplemental fee of $25 per month for each distressed whole loan and $3.25 per month for each other subserviced loan. Our Servicer is entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses incurred by our Servicer in connection with the performance of its servicing obligations.

Our Servicer earned approximately $14.3 million in base servicing fees and approximately $4.3 million in other customary market-based fees in Fiscal 2012.

Mortgage Banking and Warehouse Services Agreement

We have also entered into an MBWS agreement pursuant to which our Servicer provides us with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by us from correspondent lenders, and certain warehouse lending services, including fulfillment and administrative services, with respect to loans financed by us for our warehouse lending clients. The term of our MBWS agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

Under our MBWS agreement, our Servicer has agreed to provide the mortgage banking services exclusively for our benefit, and our Servicer and its affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon our Servicer, if we are unable to purchase or finance mortgage loans as contemplated under our MBWS agreement for any reason.

21

In consideration for the mortgage banking services provided by our Servicer with respect to our acquisition of mortgage loans, our Servicer is entitled to a fulfillment fee based on the type of mortgage loan that we acquire and equal to a percentage of the unpaid principal balance of such mortgage loan. Presently, the applicable percentages are (i) 0.50% for conventional mortgage loans, (ii) 0.88% for loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide, (iii) 0.80% for HARP mortgage loans with a loan-to-value ratio of 105% or less, (iv) 1.20% for HARP mortgage loans with a loan-to-value ratio of greater than 105%, and (v) 0.50% for all other mortgage loans not contemplated above. At this time, we do not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under our MBWS agreement, our Servicer currently purchases loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from us at our cost less an administrative fee plus accrued interest and a sourcing fee of three basis points.

In the event that we purchase mortgage loans with an aggregate unpaid principal balance in any month greater than $2.5 billion and less than $5 billion, our Servicer has agreed to discount the amount of such fulfillment fees by reimbursing us an amount equal to the product of (i) 0.025%, (ii) the amount of unpaid principal balance in excess of $2.5 billion and (iii) the percentage of the aggregate unpaid principal balance relating to mortgage loans for which our Servicer collected fulfillment fees in such month. In the event that we purchase mortgage loans with an aggregate unpaid principal balance in any month greater than $5 billion, our Servicer has agreed to discount the amount of such fulfillment fees by reimbursing us an amount equal to the product of (i) 0.05%, (ii) the amount of unpaid principal balance in excess of $5 billion and (iii) the percentage of the aggregate unpaid principal balance relating to mortgage loans for which our Servicer collected fulfillment fees in such month.

In consideration for the mortgage banking services provided by our Servicer with respect to our acquisition of mortgage loans under our Servicer’s early purchase program, our Servicer is entitled to fees accruing (i) at a rate equal to $25,000 per annum, and (ii) in the amount of $50 for each mortgage loan that we acquire. In consideration for the warehouse services provided by our Servicer with respect to mortgage loans that we finance for our warehouse lending clients, with respect to each facility, our Servicer is entitled to fees accruing (i) at a rate equal to $25,000 per annum, and (ii) in the amount of $50 for each mortgage loan that we finance thereunder.

Notwithstanding any provision of our MBWS agreement to the contrary, if it becomes reasonably necessary or advisable for our Servicer to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent lending agreement, a warehouse agreement or a re-warehouse agreement, then we have generally agreed with our Servicer to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to our Servicer for the performance of such additional services.

In connection with our correspondent lending business, we paid our Servicer approximately $62.9 in fulfillment fees and collected from our Servicer approximately $2.5 million in sourcing fees.

MSR Recapture Agreement

Effective February 1, 2013, we entered into an MSR recapture agreement with our Servicer. Pursuant to the terms of our MSR recapture agreement, if our Servicer refinances via its retail lending business loans for which we previously held the mortgage servicing rights, or MSRs, our Servicer is generally required to transfer and convey to us, without cost to us, the MSRs with respect to new mortgage loans originated in those refinancings (or, under certain circumstances, other mortgage loans) that have an aggregate unpaid principal balance that is not less than 30% of the aggregate unpaid principal balance of all the loans so originated. The initial term of our MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

Reimbursement Agreement

In connection with the initial public offering of our common shares (“IPO”), on August 4, 2009, we entered into an agreement with our Manager pursuant to which we agreed to reimburse our Manager for the $2.9 million payment that it made to the underwriters for the IPO (the “Conditional Reimbursement”) if we satisfied certain performance measures over a specified period of time. Effective February 1, 2013, we amended the terms of the reimbursement agreement to provide for the reimbursement of our Manager of the Conditional Reimbursement if we are required to pay our Manager performance incentive fees under our management agreement at a rate of $10 in reimbursement for every $100 of performance incentive fees earned. The reimbursement of the Conditional Reimbursement is subject to a maximum reimbursement in any particular 12-month period of $1.0 million and the maximum amount that may be reimbursed under the agreement is $2.9 million. The reimbursement agreement also provides for the payment to the IPO underwriters of the payment that we agreed to make to them at the time of the IPO if we satisfied certain performance measures over a specified period of time. As our Manager earns performance incentive fees under our management agreement, the IPO underwriters will be paid at a rate of $20 of payments for every $100 of performance incentive fees earned by our Manager. The payment to the underwriters is subject to a maximum reimbursement in any particular 12-month period of $2.0 million and the maximum amount that may be paid under the agreement is $5.9 million.

In the event the termination fee is payable to our Manager under our management agreement and our Manager and the underwriters have not received the full amount of the reimbursements and payments under the reimbursement agreement, such amount will be paid in full. The term of the reimbursement agreement expires on February 1, 2019.

22

Approval of Related Party Transactions

Our Code of Business Conduct and Ethics requires all of our personnel to be scrupulous in avoiding a conflict of interest as it relates to our interests and the interests of our officers and Trustees or the interests of the employees, officers and directors of our Manager and Servicer when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with such a related party or an immediate family member of such related person or with a company in which such a related party or such immediate family member has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Board.

We have also adopted a written policy that specifically governs related party transactions. The policy generally prohibits any related party transaction unless it is reviewed and approved by our Related Party Matters Committee and/or a majority of our independent Trustees in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, a Trustee or executive officer of the Company or a nominee to become a Trustee of the Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related Party Matters Committee or independent Trustees consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our Trustees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related Party Matters Committee and/or our Board in accordance with the related party transactions policy.

23

REPORT OF THE AUDIT COMMITTEE

Since the consummation of our initial public offering, the Audit Committee has been comprised entirely of independent Trustees. The Board has determined that all of the members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange (“NYSE”) and that Messrs. Hadley and Carnahan are Audit Committee financial experts within the meaning of the applicable rules of the Securities and Exchange Commission (“SEC”) and the NYSE.

The Audit Committee met six times in 2012. The Audit Committee met with the Chief Financial Officer and with our independent registered public accounting firm at each of our meetings. The Audit Committee’s agenda is established by the Audit Committee’s chairman. The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and our independent registered public accounting firm the overall audit scope and plans, the results of the external audit examination, evaluations by our independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for and received management’s representations that our audited financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

The Audit Committee also discussed with our independent registered public accounting firm other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board (United States) (required communication with the Audit Committee). The Audit Committee received and discussed with our independent registered public accounting firm their annual written report on their independence from us and our management, which is made pursuant to applicable requirements of the Public Company Accounting Oversight Board and considered with our independent registered public accounting firm whether the provision of non-audit services is compatible with our independent registered public accounting firm’s independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of our independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the report of our independent registered public accounting firm, the Audit Committee recommended to our Board, and our Board approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for 2012, filed with the SEC on March 1, 2013.

The foregoing report has been furnished by the current members of the Audit Committee:

Randall D. Hadley, Chairman

Scott W. Carnahan

Preston DuFauchard

24

PROPOSAL I

ELECTION OF TRUSTEES

We are presenting a proposal to elect three (s) Class I Trustees, each for a term expiring at our 2016 annual meeting of shareholders, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE FOR MATTHEW BOTEIN, SCOTT W. CARNAHAN AND FRANK P. WILLEY AS TRUSTEES TO SERVE UNTIL OUR 2016 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The persons named in the enclosed proxy will vote to elect Matthew Botein, Scott W. Carnahan and Frank P. Willey as Class I Trustees, unless you specify a contrary choice or withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

25

PROPOSAL II

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are presenting a proposal to ratify the appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation in May 2009. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2013.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2012 and Fiscal 2011, Deloitte provided other audit-related and non-audit-related services for us during Fiscal 2012 and Fiscal 2011.

Fees to Registered Public Accounting Firm for 2012 and 2011

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2012 and Fiscal 2011.

	2012	2011
Audit Fees(1)	$935,865	$651,857
Audit-Related Fees(2)	106,000	132,240
Tax Fees(3)	189,000	192,427
All Other Fees	–	–
Total	$1,230,865	$976,524

________________

(1)	Audit Fees consist of fees for professional services rendered during the audit of our annual consolidated financial statements and our internal control over financial reporting, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, and during the audit of the annual financial statements of certain of our subsidiaries.
(2)	Audit-Related Fees consist of fees for professional services provided for the review of our registration statement on Form S-3, including any amendments, and the issuance of comfort letters and consents in connection with SEC filings.
(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.

Pre-approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2012 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. in addition, the Audit Committee has delegated to the Chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte.

26

PROPOSAL III

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives shareholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers by voting for or against it. This is the third year that we are asking shareholders to vote on this type of proposal, known as a “say-on-pay” proposal. At our 2012 Annual Meeting of Shareholders, a majority of our shareholders, approximately 91%, voted to approve (on a non-binding basis) our executive compensation. At our 2011 Annual Meeting of Shareholders, shareholders were also asked to vote on whether the say-on-pay vote should be held annually, every two years or every three years. A majority of our shareholders, approximately 58%, indicated a preference for holding such vote on an annual basis. As a result, our Board of Trustees determined that we will hold an advisory (non-binding) vote to approve our executive compensation every year until the next vote regarding the frequency of future say-on-pay votes.

OUR BOARD OF TRUSTEES RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION PROGRAM:

“RESOLVED, that the compensation paid to PennyMac Mortgage Investment Trust’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We do not pay or accrue any salaries or bonuses to our named executive officers. Rather, in our discretion, we may grant equity-based awards, which are designed to align the interests of named executive officers with the interests of our shareholders in growing dividends and book value over time. We believe equity-based awards align these interests by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and they are designed to promote the retention of management and achieve strong performance for our company. These awards provide a further benefit to us by enabling our Manager and Servicer to attract, motivate and retain talented individuals who are incentivized to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

We encourage our shareholders to read the section in this Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described above, we recommend that our shareholders endorse our compensation program for named executive officers. While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

27

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2012, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, Trustees and beneficial owners of more than ten percent of our common shares were complied with on a timely basis except, due to administrative errors, as follows: a Form 4, which related to an August 10, 2012 sale of shares by Greg Hendry, our Chief Accounting Officer, was untimely filed, on September 26, 2012; a Form 5, which related to an August 20, 2012 purchase of shares by Mr. Willey, was untimely filed on March 27, 2013; and a Form 5, which related to a bona fide gift of shares from Mr. Hadley to his son, was untimely filed on March 27, 2013.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, Proxy Statements and other information with the SEC. We make these materials available on our website, www.PennyMac-REIT.com, under “Financial Information/SEC Filings,” free of charge, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

In addition, you may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1 -800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.

We will provide, without charge to each record or beneficial holder of our common shares as of April 2, 2013, a paper copy of our Annual Report on Form 10-K for Fiscal 2012 filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, CA 93021. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented for consideration at the Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Meeting, your signed proxy card authorizes Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Secretary, to vote on those matters according to their best judgment.

The SEC permits us to deliver a single copy of the notice, proxy statement and annual report to shareholders who have the same address and last name, unless we have received contrary instructions from such shareholders. Each shareholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. We will promptly deliver a separate copy of the proxy statement and annual report to any such shareholder upon written or oral request. A shareholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, CA 93021, telephone: (818) 224 -7028. Similarly, shareholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

28

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Trustees **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Matthew Botein 02 Scott W. Carnahan 03 Frank P. Willey

The Board of Trustees recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013; and	☐	☐	☐
3	Advisory vote (non-binding) to approve our executive compensation.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000164983_1 R1.0.0.51160

29

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K Wrap is/are available at www.proxyvote.com .

PENNYMAC MORTGAGE INVESTMENT TRUST
Annual Meeting of Shareholders
May 15, 2013 10:15 AM
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

The undersigned hereby appoints Stanford L. Kurland and Jeffrey P. Grogin, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of PennyMac Mortgage Investment Trust the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the 2013 Annual Meeting of Shareholders of the company to be held May 15, 2013 or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000164083_2 R1.0.0.51160

30